Exhibit 99.1

Baldwin Announces Q4 and Full Year FY2010 Profit

SHELTON, Conn.--(BUSINESS WIRE)--August 31, 2010--Baldwin Technology Company, Inc. (NYSE Amex: BLD), a global leader in process automation technology for the printing industry, today reported its financial results for the Company’s fiscal year and fourth quarter ended June 30, 2010.

Highlights

  Fourth quarter EBITDA as reported of $2.6 million
  Full year net income was $5 million, or $0.32 per share
  Total year cash flow from operations was $11.5 million
  Reduced net debt by $9.1 million to $5.1 million during the year
  Expanded product portfolio and entered digital market through acquisition of UV curing technology

Fourth Quarter and Fiscal Year 2010 Financial Results

The Company reported fourth quarter net sales of $37.4 million, a decrease of $0.9 million, or 2.3% from net sales of $38.3 million for the fourth quarter of the prior year. Currency had relatively little impact on sales.

Net sales for the fiscal year ended June 30, 2010 were $151.8 million compared to net sales of $176.6 million for the year ended June 30, 2009, a decrease of $24.8 million, or 14%. Approximately $4.8 million of the decrease, or 2.7%, was attributable to the effect of currency.

Net income for fourth quarter was $1.4 million or $0.09 per diluted share, compared to the net results of $0 million or $0.0 per diluted share for the comparable quarter in the prior year. The results of the current quarter included charges for restructuring of $0.5 million, expenses related to the acquisition of the graphic arts UV curing business of Nordson Corporation of $0.3 million, costs related to an amendment of the Company’s primary credit agreement of $0.3 million and a gain on bargain purchase related to the Nordson UV acquisition of $3.0 million.

Net income for fiscal year 2010 was $5 million or $0.32 per diluted share compared to a net loss of $11.8 million or $0.77 per diluted share for the prior year. Eliminating several non-routine charges, as detailed on the attached schedule, the Company recorded a net loss of $2.4 million, or $0.16 per diluted share for the year.

Adjusted EBITDA, which the Company defines as earnings (loss) before interest, taxes, depreciation, amortization, and other non-routine expenses, as shown in the attached schedule, was $0.2 million for the FY 2010 fourth quarter, compared to $0.7 million for the same quarter of 2009, and $2.0 million and $1.6 million for the full fiscal years of 2010 and 2009, respectively.

Cash flow from operations was $11.5 million and $2.6 million in FY2010 and FY2009, respectively.

Orders for the fiscal fourth quarter were approximately $32.7 million, a decrease of 14.4% from orders of $38.2 million during the fourth quarter of fiscal year 2009. Orders for the year were $137.6 million, a decrease of 18.1% from prior year orders of $168.0 million. However, orders for the second half of fiscal 2010 were flat compared to the second half of fiscal 2009. Backlog as of June 30, 2010 was $29.9 million which included $4.4 million from the acquired Nordson UV curing business, compared to $39.7 million a year earlier.

Please refer to the schedule following the reported GAAP results which shows a reconciliation of GAAP results to non-GAAP adjusted results, and the notes below explaining management’s reasons for providing certain non-GAAP financial measures.

Credit Facility Amendment

The Company concluded an amendment to its bank credit agreement on June 12, 2010, which provided approval for the acquisition and amended certain covenant targets. The Company expects to conclude an amendment soon that will establish the covenant targets for Fiscal Year 2011.

New Product Introductions

At Graph Expo 2010, held October 3 through 6 in Chicago, Baldwin will showcase its expanded suite of drying products by featuring the recently acquired Nordson UV curing technology. Additionally, Baldwin will introduce CleanPac™ cleaning cloths, a new consumables offering targeted at manual cleaning applications in the press room. Baldwin will also be highlighting its “Cleaning Combination Products” at IfraExpo 2010 being held October 4 through 6 in Hamburg, Germany.

Recent Press Releases

  Baldwin Closes Acquisition of Nordson UV Ltd. (July 1, 2010)
  Baldwin Japan Secures $1.7 million Additional Orders (July 8, 2010)
  Baldwin Wins Large Newspaper Retrofit Order (August 12, 2010)

Additional details, copies of these releases and other news are available on the Company’s web site at www.baldwintech.com.

Comments

President and CEO Karl S. Puehringer said, “We are at the completion of a challenging year during which we experienced further declines in demand. Through our early and diligent execution of cost reduction programs, we positioned the Company well to maintain profitability and positive cash flow even at lower revenue levels. Given the stabilization of orders and sales and gross margins during the second half of fiscal 2010, we are now focused on growth opportunities to further strengthen the Company’s competitive position.

“We are excited with our acquisition of the graphic arts UV curing business of Nordson Corporation. This complements our IR drying portfolio and is in line with our strategy to strengthen the Company’s position as a leader of process automation in print. This acquisition also facilitates the Company’s entry into the fast growing digital printing sector of graphic arts. We are now in the process of integration and are very impressed by the high quality and professionalism of the Nordson UV personnel.

”The introduction of new product technologies into the flexography and digital printing sectors, as well as the expansion of alliances and initiatives in the emerging markets are yielding positive results. We expect these areas to make important contributions to future revenue growth and profitability.“

Vice President and CFO John P. Jordan said, “We will continue our commitment to tight cost management and margin improvement initiatives. Our programs of global sourcing, manufacturing in lower cost countries and standardization of components have enabled us to recover margin points lost during the economic downturn and should continue to drive improved gross margins in the current year. Those disciplines, combined with tight management of working capital, generated a cash flow from operations for the fiscal year of $11.5 million or $1.9 million after eliminating one-time items and contributed to a reduction of net debt from $14.2 million to $5.1 million.”

Non-GAAP Financial Measures

This release provides GAAP and non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of each of the non-GAAP financial measures contained herein to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financials measures as an indicator of business performance in maintaining and evaluating the Company’s on-going financial results and trends. The Company believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of the Company’s ongoing operations and liquidity and when planning and forecasting future periods. These non-GAAP measures also facilitate management’s internal comparisons to the Company’s historical operating results and liquidity.

Conference Call and Webcast

The Company will host a conference call to discuss the financial results and business outlook today at 11 AM Eastern Time. Call in information is below:

Conference Call Access:
Domestic: (800) 619-4043
International: (415) 228-5043
Passcode: Baldwin year-end

Rebroadcast Access:
Domestic: (866) 441-1046
International: (203) 369-1054

An archived webcast of the conference call will also be available on the Company’s web site http://www.baldwintech.com or http://www.vcall.com/CustomEvent/NA000113/index.asp?ID=161252

Leading the call will be Baldwin President and CEO Karl S. Puehringer and Vice President and CFO John P. Jordan.

About Baldwin

Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment and related consumables for the printing and publishing industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of printing presses. Headquartered in Shelton, Connecticut, the Company has operations strategically located in the major print markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying systems and related consumables. For more information, visit http://www.baldwintech.com

A profile for investors can be accessed at www.hawkassociates.com/profile/bld.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com.

To receive free e-mail notification of future releases for Baldwin, sign up at www.hawkassociates.com/about/alert/.

Cautionary Statement

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, expectations concerning the reductions of costs, the level of customer demand and the ability of the Company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Such factors include, but are not limited to: the severity and length of the current economic downturn, the impact of the economic downturn on the availability of credit for the Company and the Company's customers, the ability of the Company to maintain ongoing compliance with the terms of its amended credit agreement, market acceptance of and demand for the Company's products and resulting revenue, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "looking forward," "looking ahead, " "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," " likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Baldwin Technology Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Quarter ended June 30,
	2010	2009
Net sales	$37,395	$38,289
Cost of goods sold	26,071	26,839
Gross profit	11,324	11,450
Operating expenses	11,733	11,202
Restructuring	540	---
Operating (loss) income	(949)	248
Interest expense, net	432	608
Gain on Bargain Purchase	2,960	---
Other expense (income), net	139	70
Income (loss) before income taxes	1,440	(430)
Provision (benefit) for income taxes	27	(393)
Net income (loss)	1,413	(37)
Net income (loss) per share – basic	$0.09	$0.00
Net income (loss) per share – diluted	$0.09	$0.00
Weighted average shares outstanding – basic	15,444	15,360
Weighted average shares outstanding – diluted	15,593	15,360

	Year ended June 30,
	2010	2009
Net sales	$151,818	$176,572
Cost of goods sold	106,682	123,143
Inventory reserve adjustment	---	4,250
Gross profit	45,136	49,179
Operating expenses	46,348	51,198
Restructuring	540	4,747
Impairment	---	5,658
Legal settlement gain, net	9,266	---
Operating income (loss)	7,514	(12,424)
Interest expense, net	3,058	2,268
Gain on bargain purchase	2,960	0
Other expense (income), net	410	(868)
Income (loss) before income taxes	7,006	(13,824)
Provision (benefit) for income taxes	1,978	(2,013)
Net income (loss)	5,028	(11,811)
Net income (loss) per share – basic	0.32	$(0.77)
Net income (loss) per share – diluted	0.32	$(0.77)
Weighted average shares outstanding – basic	15,477	15,329
Weighted average shares outstanding – diluted	15,524	15,329

Baldwin Technology Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	June 30,
Assets	2010	2009
Cash and equivalents	$15,710	$13,806
Trade receivables	28,668	29,654
Inventory	20,839	22,765
Prepaid expenses and other	6,261	9,445
Total current assets	71,478	75,670
Property, plant and equipment	6,095	5,592
Intangible assets	31,701	31,918
Other assets	12,368	14,825
Total assets	121,642	128,005

Liabilities
Loans payable	$4,525	$4,153
Current portion of long-term debt	---	3,534
Other current liabilities	37,451	40,601
Total current liabilities	41,976	48,288
Long-term debt	16,305	20,300
Other long-term liabilities	11,612	11,782
Total liabilities	69,893	80,370

Shareholders’ equity	51,749	47,635
Total liabilities and shareholders’ equity	$121,642	$128,005

Baldwin Technology Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the year ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,028	$(11,811)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,665	2,773
Gain on legal settlement	(9,266)	---
Proceeds from legal settlement	9,560	---
Gain on bargain purchase	(2,960)	---
Restructuring charge	540	4,747
Inventory and accounts receivable charge	---	4,715
Impairment charge	---	5,658
Deferred financing charge	1,183	---
Stock based compensation expense	829	1,092
Other non cash	1,208	(1,151)
Changes in assets and liabilities, net of assets and liabilities acquired
Accounts and notes receivable	2,110	17,488
Inventories	3,943	3,781
Customer deposits	(828)	1,069
Accrued compensation	(478)	(4,396)
Payment of restructuring charges	(1,899)	(3,216)
Accounts and notes payable, trade	(2,500)	(10,907)
Other	2,372	(7,211)
Net cash provided by operating activities	11,507	2,631

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property, plant and equipment	(616)	(1,048)
Additions of patents and trademarks	(147)	(949)
Cash received in acquisition	728	---
Net cash (used) in investing activities	(35)	(1,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt (repayments) borrowings, net	(9,514)	4,399
Repurchase of common stock	---	(157)
Payment of debt financing costs	(818)	---
Cash received in acquisition	650	---
Other financing	(531)	(628)
Net cash (used) provided by financing activities	(10,213)	3,614

Effect of exchange rate changes	645	225

Net increase in cash and cash equivalents	1,904	4,473
Cash and cash equivalents at beginning of period	13,806	9,333
Cash and cash equivalents at end of period	15,710	13,806

Baldwin Technology Company, Inc.
Reconciliation of GAAP Results to Adjusted non-GAAP Results
And other non-GAAP financial measures
(Unaudited, in thousands, except per share data)

Quarter ended June 30, 2010	As Reported (GAAP)	Adjustments		As Adjusted (non-GAAP)
Operating expenses	11,733	(583	)(a)	11,150
Restructuring	540	(540)		---
Operating (loss) income	(949)	(1,123	)(b)	174
Gain on bargain purchase	2,960	(2,960)		---
Income (loss) before income taxes	1,440	(1,837)		(397)
Provision for income taxes	27	(350)		377
Net income (loss)	1,413	(2,187)		(774)

Net income (loss) per share:
Basic and Diluted	$0.09	($0.14)		($0.05)

(a) Adjustment represents acquisition closing costs of $332 and bank amendment fees of $251
(b) Adjustment represents acquisition closing costs of $332, bank amendment fees of $251 and restructuring of $540

EBITDA Calculation (1)	As Reported	Adjustments(2)		As Adjusted
Net income (loss)	1,413	(2,187)		(774)
Add back:
Restructuring, net of tax	--	(388)		(388)
Provision for income taxes	27	(198)		225
Interest, net	432	---		432
Depreciation and amortization	694	---		694
EBITDA	2,566	(2,773)		189

Quarter ended June 30, 2009

EBITDA Calculation (1)	As Reported
Net loss	(37)
Add back:
Provision (benefit) for income taxes	(393)
Interest, net	608
Depreciation and amortization	557
EBITDA	735

Pro-forma (non-GAAP) Statements of Operations
(Unaudited, in thousands, except per share data)

Year ended June 30, 2010	As Reported (GAAP)	Adjustments		As Adjusted (non-GAAP)
Operating expenses	46,348	(1,494	)(c)	44,854
Restructuring	540	(540)		---
Legal settlement gain	9,266	(9,266)		---
Operating income (loss)	7,514	(7,232)		282
Interest expense, net	3,058	(1,183	)(d)	1,875
Gain on bargain purchase	2,960	(2,960)		---
Income (loss) before income taxes	7,006	(9,009)		(2,003)
Provision (benefit) for income taxes	1,978	1,533		445
Net income (loss)	5,028	(7,476)		(2,448)
Net income (loss) per share:
Basic and Diluted	$0.32	$(0.48)		$(0.16)

(c) Adjustment represents non-routine charges for special investigation costs of $911, acquisition closing costs of $332 and bank amendment fees of $251
(d) Adjustment represents non-routine write-off of debt financing costs.

EBITDA Calculation (1)	As Reported	Adjustments(2)		As Adjusted
Net income (loss)	5,028	(7,476)		(2,448)
Add back:
Restructuring, net of tax	---	(388)		(388)
Provision for income taxes	1,978	(1,685)		293
Interest, net	3,058	(1,183)		1,875
Depreciation and amortization	2,665	---		2,665
EBITDA	12,729	(10,732)		1,997

Year ended June 30, 2009	As Reported (GAAP)	Adjustments		As Adjusted (non-GAAP)
Gross profit	49,179	4,250	(e)	53,429
Operating expenses	51,198	(465	)(f)	50,733
Restructuring	4,747	(4,747)		---
Impairment	5,658	(5,658)		---
Operating (loss) income	(12,424)	15,120		2,696
(Loss) income before income taxes	(13,824)	15,120		1,296
Provision (benefit) for income taxes	(2,013)	2,738		725
Net (loss) income	(11,811)	12,382		571
Net (loss) income per share:
Basic and Diluted	$(0.77)	$0.81		$0.04

(e) Adjustment represents non-routine inventory write-off.
(f) Adjustment represents bad debt write-off.

EBITDA Calculation (1)	As Reported	Adjustments(2)	As Adjusted
Net (loss) income	(11,811)	12,382	571
Add back:
Restructuring, net of tax	---	(3,659)	(3,659)
Provision for income taxes	(2,013)	1,650	(363)
Interest, net	2,268	---	2,268
Depreciation and amortization	2,773	---	2,773

EBITDA	(8,783)	10,373	1,590

Net Debt Calculation (1)	Jun 30, 2010	Mar 31, 2010	Jun 30, 2009
Loans payable	$4,525	$4,279	$4,153
Current portion of long-term debt	---	468	3,534
Long-term debt	16,305	13,991	20,300
Total Debt	20,830	18,738	27,987
Cash	15,710	11,762	13,806
Net debt	$5,120	$6,976	$14,181

(1) Gross Profit, Operating income (loss), Income (loss) before income taxes, Provision (benefit) for income taxes, Net income (loss) and net income (loss) per share, as adjusted, as well as EBITDA (earnings before interest, taxes, depreciation and amortization) and Net Debt are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Baldwin’s management believes that EBITDA, Net Debt and the other non-GAAP measures listed above provide meaningful supplemental information regarding Baldwin’s current financial performance and prospects for the future. Baldwin believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Baldwin’s ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Baldwin’s historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Refer also to the section entitled “Non-GAAP Financial Measures” above.

(2) EBITDA adjustments shown in the EBITDA Calculation tables above include adjustments relating to inventory reserves, bad debt reserves, impairment of goodwill and related tax effects.

CONTACT:
Baldwin Technology Company, Inc.
Helen P. Oster, 203-402-1004
HPOster@baldwintech.com